                                                                   EXHIBIT 2.7

SUPPLY CONTRACT


FOR THE DIESEL GENERATORS
FOR NAM TAI ELECTRONIC (SHENZHEN) LTD.
FACTORY EXPANSION PROJECT
AT
SHENZHEN CITY, CHINA





IN MAY, 1995





BETWEEN

NAM TAI ELECTRONIC (SHENZHEN) LTD.
AND
SHIMIZU HONG KONG CO., LTD.

                                Supply Contract

                                      for
                             the Diesel Generators
                                      for
                       Nam Tai Electronic (Shenzhen) Ltd.
                           Factory Expansion Project

This Supply Contract is made 19th day of May 1995

Between Nam Tai Electronic (Shenzhen) Ltd., Gusu Industrial Estate, Xinan, Baoan, Shenzhen City, People's Republic of China (the Purchaser) of the one part and Shimizu Hong Kong Co., Ltd, Room 3302, Central Plaza, 18 Harbour Road, Hong Kong (the Supplier) of the other part.

Whereas

The Purchaser is desirous of procuring the Diesel Generators necessary for the Nam Tai Electronic (Shenzhen) Factory Expansion Project, and the Supplier is willing to supply each Generators to the Purchaser in accordance with the terms and conditions stipulated below.

Now it is hereby agreed as follows: -

1.               Supplier Obligations

                 The Supplier shall at its cost procure the Generators and ancillary materials and deliver them to:

                 The project site at
                 Gusu Industrial Estate, Xinan,
                 Baoan, Shenzhen City
                 People's Republic of China

2.               Contract Value

                 The total value of the purchase, supply and delivery of materials and equipments shall be HK$19,016,000.00 (the Supply Contract Price).

3.               Delivery Date

                 The delivery dates of the Diesel Generators shall be the dates as determined by the Purchaser.

4.               Specifications for the Diesel Generators

                 Diesel Engine - Generator 3 Nos.
                 Capacity: 3 Phase 380V 1,000 rpm, 1250 KV Water Cooled Type

                 Cooling System, Exhaust System,
                 Fuel System, Lubrication System,
                 Generator Control Panel, Switch Board,
                 D.C. Panel, and Subcentral Panel for D/G Set

                 Manufacturer: Mitsubishi Heavy Industries Ltd.

5.               Taxes and Duties

                 All taxes and duties that may be applicable to the importation of the materials and equipment shall be borne by the Purchaser.

6.               Terms of Payment

                 The Supplier shall provide copies of all relevant shipping documents to the Purchaser for record purposes.

                 The Purchaser shall make payments to the Supplier against the invoices by the Supplier in accordance with the agreed payment schedule (Appendix 1). The payments shall be made by telegraphic transfer to Supplier's bank account stated below, and the Purchaser shall bear the related bank charge.

                 Supplier's Bank Account: c/o The Dai-ichi Kangyo Bank Ltd,
                                              Hong Kong Branch
                                              Current A/C No.: HIO-768-002981

                                              Payee's Name: SHIMIZU HONG KONG
                                                            CO., LTD.


In Witness Whereof this Supply Contract has been prepared in duplicate and the parties hereto have signed hereunder.


Signed for and on behalf of
Nam Tai Electronic (Shenzhen) Ltd.





            [SIG]
- --------------------------------      Witness:         [SIG]
Yoshio Inagawa                                --------------------------------
General Manager



Signed for and on behalf of
SHIMIZU Hong Kong Co., Ltd.



            [SIG]
- --------------------------------      Witness:         [SIG]
Kiyoshi Koshida                               --------------------------------
Director

                   Terms and Conditions of Supply Contract


1.               Acceptance
                 Execution of this Supply Contract constitutes unconditional acceptance of these terms and conditions.

2.               Delivery

                 a) Unless otherwise stated, delivery shall be made to the destination stipulated in this Supply Contract and the cost thereof is deemed to be included in the prices quoted herein.

                 b) The delivery dates given by the Purchaser's Main Contractor shall be strictly adhered to and the Supplier shall give notice to the Purchaser in writing immediately when any delay is foreseen.

3.               Price

                 The Supply Contract price shall be a fixed lump sum subject to adjustment agreed between the Purchaser and supplier.

4.               Quality and Safe Custody

                 The Supplier shall be responsible for the safe custody of all materials and equipment until delivered to the destination. The Supplier shall be responsible for reinstating at his own expense any materials damaged in transit or as a result of careless handling or storage.

                 The quality of the materials and equipments shall conform to the specifications in the Contract.

5.               Payment

                 The Purchaser shall pay the Supplier the Supply Contract Price in Hong Kong dollar in accordance with the payment terms stipulated in this Supply Contract.

                 In the event the Purchaser, without legal grounds, fails to pay against an application for payment issued by the Supplier within the period of 28 working days from receipt of such an application, and continues such default for a further seven days after receipt by registered post of a notice of termination from the Supplier, the Supplier shall be entitled to terminate this contract forthwith.

6.               Packing

                 The goods and materials shall be suitably packed and protected for transport and delivery to the destination.

7.               Insurance

                 The Supplier shall be responsible for providing all risks insurance coverage for the transportation and storage of all goods and materials. The insurance coverage shall be for the total value of the goods and materials.

8.               Arbitration

                 All disputes, controversies or differences which may arise between the Supplier and the Purchaser out of or in relation to or in connection with this Supply Contract, or for breach thereof shall be finally settled by arbitration in Hong Kong in accordance with the United Nations Commission on International Trade law (UNCITRAL) Arbitration Rules in force on the date of the Contract. The appointing and administering authority shall be the Hong Kong International Arbitration Centre.

                 The award of such Arbitration shall be final and binding on the parties.

9.               Governing Law

                 This Supply Contract shall be governed in all respects by the laws of Hong Kong.

                                  (Appendix I)
                                Payment Schedule

                  Schedule                                       % of Supply contract Price
                  --------                                       --------------------------
1.         31 of May, 1995                                       20% (HK$3,803,200.00)
2.         31 of July, 1995                                      20% (HK$3,803,200.00)
3.         30 of September, 1995                                 25% (HK$4,754,000.00)
4.         30 of November, 1995                                  25% (HK$4,754,000.00)
5.         31 of December, 1995 against 5% Bank Guarantee        10% (HK$1,901,600.00)
             (Maintenance Bond)                                  --------------------
           Total                                                     HK$19,016,000.00
                                                                 ====================

                                  PRELIMINARY
                              SINGLE LINE DIAGRAM
                              DWG NO. S6UP -XXXXX-

                                   [DIAGRAM]

                       MITSUBISHI HEAVY INDUSTRIES, LTD.
                           SAGAMIHARA MACHINERY WORKS



[SEAL]

                                  PRELIMINARY
                                  FLOW DIAGRAM
                             DWG NO. S6UP -XXXXX-XX

                       MITSUBISHI HEAVY INDUSTRIES, LTD.
                           SAGAMIHARA MACHINERY WORKS

[SEAL]